June 25, 2004

                                  AMENDMENT TO
                              RESTATED AND AMENDED
                              LETTER LOAN AGREEMENT



The Beard Company
5600 N. May Avenue, Suite 320
Oklahoma City, Oklahoma 73112

Gentlemen:

On March 26, 2004 the parties hereto entered into a Restated and Amended Letter Loan Agreement (the "March 26 Agreement") which superseded the previous Supplemental Letter Loan Agreements between the parties.

Subsequent to the execution of the March 26 Agreement it was determined that the actual amount of the Loan is $2,785,000.00 and that the Borrower has paid $50,000.00 of the accrued interest due on the Loan to the date hereof. Accordingly, the parties have agreed that the March 26 Agreement be and the same is amended on the first page thereof to reflect under Item 3 that the Loan Amount is $2,785,000 and under Item 5 that the Indebtedness plus unpaid accrued interest shall be due and payable on April 1, 2006. The parties have further agreed that a Replacement Renewal and Extension Promissory Note dated as of March 26, 2004 shall be issued to replace the original Note.

It is further agreed that Item 6 of the March 26 Agreement is amended by (i) changing the last sentence thereof to read as follows: "Although the other Note Holders have been repaid in full as of this date, the Lien has not been released even though such Note Holders no longer have an interest therein." and (ii) by adding the following additional sentence thereto: "Moreover, on May 21, 2004, Boatright Family LLC ("Boatright") made a loan to the Lender, and a new Deed of Trust, Assignment of Production, and Financing Statement is being prepared and will be placed of record which will place a new Lien on both Lender's and Borrower's Interests in the McElmo Dome Unit and determine the relative rights as to proceeds under the Deed of Trust as between the Lender and Boatright."

All other terms and conditions of the March 26 Agreement shall remain the same.

If the foregoing terms and conditions are acceptable to you, please acknowledge your agreement by signing below and returning one copy of this Amendment to us.

Sincerely,

LENDER:
THE WILLIAM M. BEARD AND LU BEARD
1988 CHARITABLE UNITRUST

/s/William M. Beard                         /s/Lu Beard
----------------------------                -------------------------
William M. Beard, Trustee                   Lu Beard, Trustee


Accepted on June 25, 2004, but effective as of March 26, 2004.

BORROWER:
THE BEARD COMPANY

/s/Herb Mee, Jr.
---------------------------
Herb Mee, Jr., President